EXHIBIT 22

                 Subsidiaries of the Registrant


     A.   Wholly-owned subsidiaries.

     Amwell Chase, Inc., a Delaware corporation.
     Bennington Hunt, Inc., a Delaware corporation.
     Broad Run Sewer Co., Inc., a Delaware corporation.
     Buckingham Chase, Inc., a Delaware corporation.
     Bunker Hill Estates, Inc., a Delaware corporation. Chesterbrooke, Inc., a Delaware corporation.
     Connecticut Land Corp., a Delaware corporation.
     Corner Ketch, Inc., a Delaware corporation.
     Daylesford Development Corp., a Delaware corporation.
     Dover General, Inc., a Massachusetts corporation.
     Doylestown Ridge, Inc., a Delaware corporation.
     Eastern States Engineering, Inc., a Delaware corporation. Fairway Valley, Inc., a Delaware corporation.
     Fairway Valley Golf Club, Inc., a Delaware corporation.
     First Brandywine Investment Corp., a Delaware corporation. First Brandywine Investment Corp. II, a Delaware corporation. First Huntingdon Finance Corp., a Delaware corporation. Franklin Farms G.P., Inc., a Delaware corporation.
     Green Spring Hunt, Inc., a Delaware corporation.
     Heather Ridge, Inc., a Delaware corporation.
     MA Limited Land Corporation, a Delaware corporation. Mansfield Development Corp., a Delaware corporation.
     Maple Point, Inc., a Delaware corporation.
     Maryland Limited Land Corporation, a Delaware corporation. Montgomery Development, Inc., a Delaware corporation. Mountain View Real Estate, Inc., a Pennsylvania corporation. Palmer Hunt, Inc., a Delaware corporation.
     Polekoff Farm, Inc., a Pennsylvania corporation.
     Shrewsbury Hills, Inc., a Delaware corporation.
     Springfield Chase, Inc., a Delaware corporation.
     Stewarts Crossing, Inc., a Delaware corporation.
     TB Proprietary Corp., a Delaware corporation.
     Tenby Hunt, Inc., a Delaware corporation.
     Toll Bros., Inc., a Pennsylvania corporation.
     Toll Bros., Inc., a Delaware corporation.
     Toll Bros. of North Carolina, Inc., a North Carolina
       corporation.
     Toll Brothers Finance Corp., a Delaware corporation.

     Toll Brothers Management Corp., a Pennsylvania corporation. Toll CA GP Corp., a California corporation.
     Toll Corp., a Delaware corporation.
     Toll Holdings, Inc., a Delaware corporation.
     Toll Land Corp. No. 6, a Pennsylvania corporation.
     Toll Land Corp. No. 8, a Delaware corporation.
     Toll Land Corp. No. 10, a Delaware corporation.
     Toll Land Corp. No. 14, a Delaware corporation.
     Toll Land Corp. No. 20, a Delaware corporation.
     Toll Land Corp. No. 25, a Delaware corporation.
     Toll Land Corp. No. 41, a Pennsylvania corporation.
     Toll Land Corp. No. 42, a Pennsylvania corporation.
     Toll Land Corp. No. 43, a Delaware corporation.
     Toll Land Corp. No. 45, a Delaware corporation.
     Toll Land Corp. No. 46, a Delaware corporation.
     Toll Land Corp. No. 47, a Delaware corporation.
     Toll NC GP Corp., a North Carolina corporation.
     Toll PA GP Corp., a Pennsylvania corporation.
     Toll Peppertree, Inc., a New York corporation.
     Toll Philmont Corporation, a Delaware corporation.
     Toll VA GP Corp., a Delaware corporation.
     Toll Wood Corporation, a Delaware corporation.
     Uwchlan Hunt, Inc., a Delaware corporation.
     VA Land Corp., a Delaware corporation.
     Warren Chase, Inc., a Delaware corporation.
     Washington Greene, Inc., a Delaware corporation. Westminster Abstract Company, a Pennsylvania corporation. Westminster Mortgage Corporation, a Delaware corporation. Windsor Development Corp., a Pennsylvania corporation.

     B.   Wholly-owned partnerships


     Afton Chase, L.P., a Pennsylvania limited partnership.
     Alexandria Hunt, L.P., a New Jersey limited partnership
     Audubon Ridge, L.P., a Pennsylvania limited partnership.
     BBCC Golf, L.P., a Pennsylvania limited partnership.
     Bennington Hunt, L.P., a New Jersey limited partnership.
     Blue Bell Country Club, L.P., a Pennsylvania limited
       partnership.
     Brandywine Knoll, L.P., a Pennsylvania limited partnership. Buckingham Woods, L.P., a Pennsylvania limited partnership.
     CC Estates Limited Partnership, a Massachusetts limited
       partnership.
     Calabasas View, L.P., a California limited partnership.
     Camden Forest Limited Partnership, a North Carolina limited partnership.
     Chesterbrooke Limited Partnership, a New Jersey limited
       partnership.
     Cobblestones at Thornbury, L.P., a Pennsylvania limited
       partnership.
     Cold Spring Hunt, L.P., a Pennsylvania limited partnership.
     Conant Valley Estates, L.P., a New York limited partnership. Crosswicks Chase, L.P., a New Jersey limited partnership. Dolington Estates, L.P., a Pennsylvania limited partnership.
     Eagle Farm Limited Partnership, a Massachusetts limited
       partnership.
     Estates at Autumnwood, L.P., a Delaware limited partnership.
     The Estates at Brooke Manor Limited Partnership, a Maryland
       limited partnership.
     The Estates at Century Oak, L.P., a Virginia limited
       partnership.
     The Estates at Potomac Glen Limited Partnership, a Maryland
       limited partnership.
     Estates at Princeton Junction, L.P., a New Jersey limited
       partnership.
     Estates at Rivers Edge, L.P., a Pennsylvania limited
       partnership.
     Estates at Shore Oaks, L.P., a New Jersey limited partnership.
     The Estates at Summit Chase, L.P., a California limited
       partnership.
     Estates of Washington Crossing, L.P., a Pennsylvania limited partnership.
     Fairfax Station Hunt, L.P., a Virginia limited partnership. Fairfield Chase Limited Partnership, a Connecticut limited partnership.
     Fairway Mews Limited Partnership, a New Jersey limited
       partnership.
     Franklin Chase Limited Partnership, a Massachusetts limited partnership.
     Franklin Farms Limited Partnership, a Massachusetts limited partnership.
     Freehold Chase, L.P.,  a New Jersey limited partnership.
     Great Falls Hunt, Limited Partnership, a Virginia limited
       partnership.
     Green Spring Hunt Limited Partnership, a Maryland limited
       partnership.
     Greens at Waynesborough, L.P., a Pennsylvania limited partnership. Greenwich Chase, L.P., a New Jersey limited partnership.
     Holland Ridge, L.P., a New Jersey limited partnership.
     Huckins Farm Limited Partnership, a Massachusetts limited
       partnership
     Hunter Mill, L.P., a Virginia limited partnership.
     Hunterdon Chase, L.P., a New Jersey limited partnership. Kensington Woods Limited Partnership, a Massachusetts limited partnership
     Lakeridge, L.P., a Pennsylvania limited partnership.
     Mainland Ridge, L.P., a Pennsylvania limited partnership. Makefield Glen Limited Partnership, a Pennsylvania limited partnership.
     Meadowbrook at Moorestown, L.P., a New Jersey limited
       partnership.
     Montgomery Chase, L.P., a New Jersey limited partnership. Montgomery Development, L.P., a New Jersey limited partnership.
     Northampton Hunt, L.P., a Pennsylvania limited partnership. Pickering Hill Farms, L.P., a Pennsylvania limited partnership.
     The Preserve Limited Partnership, a North Carolina limited partnership.
     Princeton Hunt, L.P., a New Jersey limited partnership.
     Providence Hunt, L.P., a Pennsylvania limited partnership.
     Rose Hollow Crossing Associates, a Pennsylvania limited
       partnership.
     Rose Tree Manor, L.P., a Pennsylvania limited partnership.
     Salem Chase, L.P., a New York limited partnership.
     Saucon Valley, L.P., a Pennsylvania limited partnership. Shrewsbury Hills Limited Partnership, a Massachusetts limited partnership.
     Somerset Development Limited Partnership, a North Carolina
      limited partnership.
     Southport Chase Limited Partnership, a Pennsylvania limited partnership.
     Southport Landing Limited Partnership, a Connecticut limited partnership.
     TBI Belmont, L.P., a Pennsylvania limited partnership.
     TBI Laurel Creek, L.P., a Pennsylvania limited partnership.
     Tenby Hunt, L.P., a Delaware limited partnership.
     Thornbury Knoll, L.P., a Pennsylvania limited partnership.
     Toll at Potomac Woods L.P., a Virginia limited partnership.
     Toll Land Limited Partnership, a Connecticut limited partnership.

     Toll Land II Limited Partnership, a New Jersey limited
       partnership.
     Toll Land III Limited Partnership, a Delaware limited
       partnership.
     Toll Land IV Limited Partnership, a New Jersey limited
       partnership.
     Toll Land V Limited Partnership, a New York limited
       partnership.
     Toll Land VI Limited Partnership, a New York limited
       partnership.
     Toll Land VII Limited Partnership, a New York limited
       partnership.
     Toll Land VIII Limited Partnership, a New York limited
       partnership.
     Toll Land IX Limited Partnership, a New York limited
       partnership.
     Toll Land X Limited Partnership, a Pennsylvania limited
       partnership.
     Toll Naval Associates, a Pennsylvania general partnership. Toll Peppertree, L.P., a New York limited partnership. Toll/Mill Run L.P., a Pennsylvania limited partnership. Valley Forge Woods, L.P., a Pennsylvania limited partnership. Valley View Estates Limited Partnership, a Massachusetts
       limited partnership.
     Virginia Run Estates, L.P., a Virginia limited partnership. Walden Woods Development Limited Partnership, a Pennsylvania
       limited partnership.
     Warwick Estates, L.P., a Pennsylvania limited partnership. West Amwell Limited Partnership, a New Jersey limited partnership.
     Whitford Ridge, L.P., a Pennsylvania limited partnership. Wilton Hunt Limited Partnership, a Connecticut limited partnership.
     Yardley Estates, L.P., a Pennsylvania limited partnership.


     C.   Finance partnerships.

     Toll Brothers Finance Co., a New Jersey general partnership.
     TBI Finance Co. II, a New Jersey general partnership.


     D.   Business trust.

     First Brandywine Business Trust, a Pennsylvania business trust.